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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          December 20, 2001
                                                          -----------------

                              LANDSTAR SYSTEM, INC.
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             (Exact name of registrant as specified in its charter)



     Delaware                       021238                 06-1313069
 ----------------------        -------------------        -------------
 (State or other                 (Commission              (IRS Employer
 jurisdiction of                 File Number)          Identification No.)
 incorporation)




13410 Sutton Park Drive South, Jacksonville, Florida                32224
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code             (904) 398-9400
                                                               --------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report).



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ITEM 5.           OTHER EVENTS.
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         On December 20, 2001, Landstar System, Inc. (the "Company") entered in to a new senior credit facility. The senior credit facility is in the form of a revolving credit agreement, in the amount of $175 million and expires in January 2005. The initial borrowing under the facility has been used to refinance the Company's prior credit facility, which has been terminated. The initial borrowing rate under the new credit facility will bear interest at the rate of approximately 87.5 basis points over LIBOR.

         The new credit facility is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 7.           EXHIBITS.
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4.1               The Third Amended and Restated Credit Agreement, dated
                  December 20, 2001, among Landstar System Holdings, Inc., the Company, the lenders named therein and JPMorgan Chase Bank as administrative agent (including exhibits and schedules thereto).







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 LANDSTAR SYSTEM, INC.



Date:     December 20, 2001                      /s/ Robert C. LaRose
                                                 ----------------------------
                                                 Robert C. LaRose
                                                 Vice President, Chief Financial
                                                 Officer and Secretary



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